Capital World Growth and Income Fund 333 South Hope Street Los Angeles, California 90071 (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

DONALD H. ROLFE, Executive Vice President and Principal Executive Officer, and NEAL F. WELLONS, Treasurer and Principal Financial Officer of Capital World Growth and Income Fund (the "Registrant"), each certify to the best of his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended November 30, 2014 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

CAPITAL WORLD GROWTH AND INCOME FUND	CAPITAL WORLD GROWTH AND INCOME FUND

/s/ Donald H. Rolfe	/s/ Neal F. Wellons
Donald H. Rolfe, Executive Vice President	Neal F. Wellons, Treasurer

Date: January 30, 2015	Date: January 30, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CAPITAL WORLD GROWTH AND INCOME FUND and will be retained by CAPITAL WORLD GROWTH AND INCOME FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.